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SUBSIDIARIES OF THE REGISTRANT                               EXHIBIT 21.01
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        Name in                                               Jurisdiction
    Corporate Articles           Doing Business As          of Incorporation
---------------------------  -------------------------  ------------------------

ORIGIN Systems, Inc.         ORIGIN Systems, Inc.       Texas

Electronic Arts,             Electronic Arts, Pty.      Commonwealth of
 Proprietary Limited         Ltd. (formerly             Australia
 (formerly Entertainment     Entertainment and
 and Computer Proprietary,   Computer Proprietary,
 Limited)                    Limited)

Electronic Arts (Canada)     Electronic Arts (Canada)   British Columbia, Canada
 Inc.                        Inc. (formerly
 (formerly Distinctive        Distinctive Software,
 Software, Inc.)             Inc.)


Electronic Arts, Limited     Electronic Arts, Limited   United Kingdom

Electronic Arts S.A.         Electronic Arts S.A.       France

Electronic Arts GmbH         Electronic Arts GmbH       Germany

Electronic Arts Victor Inc.  Electronic Arts Victor,    Japan
                             Inc.

Electronic Arts              Crocodile Productions      Delaware
 Productions, Inc.

Electronic Arts Puerto       Electronic Arts Puerto     Delaware
 Rico Inc.                   Rico Inc.

Electronic Arts              Electronic Arts            California
 International Corporation   International Corporation

Electronic Arts Software     Electronic Arts Software   Spain
 S.A. (formerly DROSoft)     S.A. (formerly DROSoft)

Bullfrog Productions Ltd.    Bullfrog Productions Ltd.  United Kingdom

Kingsoft GmbH                Kingsoft GmbH              Germany

Electronic Arts              Electronic Arts            United Kingdom
 Productions Ltd             Productions Ltd

Electronic Arts Nordic       Electronic Arts Nordic AB  Sweden
 Aktienbolag

Electronic Arts Asia         Electronic Arts Asia       Singapore
 Pacific PTE., LTD           Pacific PTE., LTD

Electronic Arts Seattle      Electronic Arts Seattle    Washington
 Inc.                        Inc.

Vision Software (Pty)        Vision Software (Pty)      South Africa
 Limited                     Limited

Electronic Arts V.I., Inc.   Electronic Arts V.I.,      Virgin Islands (U.S.)
                             Inc.

Linear Arts, Inc.            Linear Arts, Inc.          Delaware

EA UK Holding Co.            EA UK Holding Co.          Delaware
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